Exhibit 99.1

Contacts:	FOR IMMEDIATE RELEASE

Aircastle Limited:

Michael Inglese – Chief Financial Officer

Tel: +1-203-504-1063

The IGB Group

Leon Berman

Tel: +1-212-477-8438

lberman@igbir.com

Aircastle Announces Completion of Purchase Leaseback Transaction with EVA Airways

Stamford, CT. December 19, 2011 — Aircastle Limited (NYSE: AYR) announced today that an affiliate completed the purchase and leaseback of two MD-11 freighter aircraft with EVA Airways. Acquisition financing was provided by DVB Bank, SE as Structuring Agent and Co-Lead Arranger and Chinatrust Commercial Bank Co, Ltd as Co-Lead Arranger.

Ron Wainshal, Chief Executive Officer of Aircastle, commented, “EVA Airways is one of the world’s air cargo market leaders, and completing this transaction is consistent with our strategy of being one of the premier leasing companies in this sector. We’re extremely pleased to be working with EVA Airways and look forward to building on our good relationship.” Mr. Wainshal added, “This transaction highlights our continued success at sourcing attractive new investments and demonstrates Aircastle’s ability to source efficient financing from a diverse set of global funding sources.”

About Aircastle Limited

Aircastle Limited is a global company that acquires, leases and sells high-utility commercial jet aircraft to airlines throughout the world. As of September 30, 2011 Aircastle’s aircraft portfolio consisted of 138 aircraft and had 61 lessees located in 34 countries.

For more information regarding Aircastle and to be added to our email distribution list, please visit www.aircastle.com.

Safe Harbor

Certain items in this press release and other information we provide from time to time, may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including, but not necessarily limited to, statements relating to our proposed private placement of notes and our ability to acquire, sell, lease or finance aircraft, raise capital, pay dividends, and increase revenues, earnings, EBITDA and Adjusted Net Income and the global aviation industry and aircraft leasing sector. Words such as “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “may,” “will,” “would,” “could,” “should,” “seeks,” “estimates” and variations on these words and similar expressions are intended to identify such forward-looking statements. These statements are based on management’s current expectations and beliefs and are subject to a number of factors that could lead to actual results materially different from those described in the forward-looking statements; Aircastle can give no assurance that its expectations will be attained. Accordingly, you should not place undue reliance on any forward-looking statements contained in this press release. Factors that could have a material adverse effect on our operations and future prospects or that could cause actual results to differ materially from Aircastle’s expectations include, but are not limited to, significant capital markets disruption and volatility, which may adversely affect our continued ability to obtain additional capital to finance our working capital needs; volatility in the value of our aircraft or in appraisals thereof, which may, among other things, result in increased principal payments under our term financings and reduce our cash flow available for investment or dividends; general economic conditions and business conditions affecting demand for aircraft and lease rates; our continued ability to obtain favorable tax treatment in Bermuda, Ireland and other jurisdictions; our ability to pay dividends; high or volatile fuel prices, lack of access to capital, reduced load factors and/or reduced yields, operational disruptions or unavailability of capital caused by political unrest in North Africa, the Middle East or elsewhere, and other factors affecting the creditworthiness of our airline customers and their ability to continue to perform their obligations under our leases; termination payments on our interest rate hedges; and other risks detailed from time to time in Aircastle’s filings with the SEC, including “Risk Factors” as previously disclosed in Aircastle’s 2010 Annual Report on Form 10-K, and in our other filings with the SEC, press releases and other communications. In addition, new risks and uncertainties emerge from time to time, and it is not possible for Aircastle to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Such forward-looking statements speak only as of the date of this press release. Aircastle expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.